UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 30, 2004

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
PO Box 2388
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 756-3023
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

First National Bank, a wholly-owned subsidiary of First Community Bancorp, is a member of the Federal Home Loan Bank, or the FHLB.  On November 30, 2004, First National Bank became aware that its application for the Standard Credit Program with the FHLB had been approved increasing First National Bank’s secured borrowing capacity with the FHLB by $137.5 million.  First National Bank also maintains a credit facility with the FHLB through the Securities-Backed Credit Program.  First National Bank has pledged all of the capital stock it owns in the FHLB for these secured borrowing arrangements.  In addition, First National Bank has pledged loans, under a blanket lien, with aggregate outstanding balances of approximately $335.5 million as collateral to secure its obligations under the Standard Credit Program facility.  Currently, First National Bank’s borrowing capacity under the loan-secured credit facility is equal to 50% to 75% of the aggregate outstanding balances of the loans pledged to the FHLB.  Accordingly, the borrowing capacity under the facility may fluctuate in the future depending on the aggregate outstanding balances and the types of loans pledged.  First National Bank is required to provide data to the FHLB from time to time regarding the pledged loans.  Advances under the credit line will be used primarily to fund loans at First National Bank.  Advances may also be used for general corporate purposes.

The borrowing terms of advances under the blanket lien program allow for borrowings with maturities ranging from 1 day to 30 years with either fixed-rate or variable-rate pricing and with potential penalties for early repayment of debt.  As of December 3, 2004, First National Bank has not drawn on the loan-secured credit facility.

As of December 3, 2004, the borrowing capacity under the Securities-Backed Credit Program facility totaled $67.5 million, and is secured by qualifying investment securities in the amount of $69.6 million.  First National Bank safekeeps a portion of its investment securities with the FHLB and the amount of available credit under this facility is calculated by the FHLB and provided to First National Bank daily.  The amount of borrowing capacity under the Securities-Backed Credit facility may vary in the future as such capacity is dependent on the fair value of the securities pledged.  Additionally, as the circumstances of the investments change, other eligible investments from First National Bank’s pool of eligible investment securities may be substituted to maintain additional collateral with the FHLB.

Under the two FHLB programs, First National Bank has an aggregate borrowing capacity with the FHLB of approximately $205.0 million as of December 3, 2004.   The amount available for borrowing under the facilities is reduced from time to time not only based on amounts drawn, but also based on fluctuating values of the underlying collateral.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: December 3, 2004	By:	/s/ Jared M. Wolff
		Name:	Jared M. Wolff
		Title:	Executive Vice President, General Counsel and Secretary